Exhibit 99.2

For Release: June 27, 2006	For Further Information:

Steven R. Lewis, President & CEO
Paul S. Musgrove, CFO
(330) 373-1221

First Place Financial Corp. completes acquisition of

The Northern Savings & Loan Company

Warren, Ohio – June 27, 2006 – First Place Financial Corp. (Nasdaq:FPFC) completed its acquisition of The Northern Savings & Loan Company of Elyria, Ohio as of the close of business today. The combination of the two Northeast Ohio based community banks will add 7 banking offices and 1 loan production office in Lorain County to First Place’s existing network of 26 banking offices and 2 business financial centers and 15 loan production offices that are located in Ohio, Michigan and Indiana. The combined institution will have approximately $3 billion in assets.

Steven R. Lewis, President and Chief Executive Officer commented, “We are excited to be able to deliver our expanded line of products to consumers and businesses throughout Lorain and Western Cuyahoga Counties. We plan to continue the high level of personal service that customers have come to expect from a community bank.”

Northern Savings shareholders of record as of the close of business today will receive instructions from First Place’s exchange agent, Registrar and Transfer Company on how to exchange their shares of Northern Savings stock including their request to receive First Place Financial Corp. common stock, cash or some combination of the two. The allocation procedures used will insure that a minimum of 80% and a maximum of 90% of the consideration will be in shares of First Place Financial Corp. stock.

About First Place Financial Corp.

First Place Financial Corp., a $3 billion financial services holding company based in Warren, Ohio, is the largest publicly-traded thrift headquartered in Ohio. First Place Financial Corp. operates 33 retail locations, 2 business financial service centers and 16 loan production offices through First Place Bank, Northern Savings & Loan Company and the Franklin Bank division of First Place Bank. Additional affiliates of First Place Financial Corp. include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Information about First Place Financial Corp. may be found on the Company’s web site: www.firstplacebank.com.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by First Place Financial Corp. (the Company) with the Securities and Exchange Commission (SEC), or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in laws, regulations or policies of regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.